Exhibit 10.38
LEASE
between
William C. Moran, individually, and as true and lawful attorney pursuant to power of attorney granted by and for those parties named on Rider attached hereto and made a part hereof
Landlord
and
MIDWEST BANK AND TRUST COMPANY
Tenant
for
a portion of the Building
commonly known as
1190 RFD
Long Grove, Illinois 60047

INDEX

ARTICLE I	PREMISES

ARTICLE II	IMPROVEMENTS

ARTICLE III	TERM

Section 3.1	Term
Section 3.2	Option to Terminate
Section 3.3	Construction of New Premises
Section 3.4	Lease Year

ARTICLE IV	RENT

ARTICLE V	RENTAL ADJUSTMENTS

Section 5.1	Tax and Other Charges
A. Taxes
B. Common Area
Section 5.2	Payments

ARTICLE VI	USE

Section 6.1	Use
Section 6.2	Suitability
Section 6.3	Uses Prohibited

ARTICLE VII	UTILITIES

ARTICLE VIII	MAINTENANCE AND REPAIRS; ALTERATIONS
AND ADDITIONS; FIXTURES

Section 8.1	Maintenance and Repairs
A. Repairs by Landlord
B. Maintenance by Tenant
C. Tenant’s Failure to Maintain
D. Condition Upon Expiration of Term
Section 8.2	Alterations and Additions
A. Landlord’s Consent Required
B. Prior Notice to Landlord
C. No Liens

ARTICLE IX	ENTRY BY LANDLORD

ii

ARTICLE X	INDEMNITY

Section 10.1	Indemnity
Section 10.2	Exemption of Landlord from Liability

ARTICLE XI	LIABILITY INSURANCE

ARTICLE XII	DAMAGE OR DESTRUCTION

ARTICLE XIII	CONDEMNATION

ARTICLE XIV	ASSIGNMENT AND SUBLEASE

ARTICLE XV	WAIVER OF SUBROGATION

ARTICLE XVI	SUBORDINATION; ATTORNMENT; QUIET ENJOYMENT

ARTICLE XVII	DEFAULT; REMEDIES

Section 17.1	Default
Section 17.2	Remedies
Section 17.3	Default by Landlord

ARTICLE XVIII	COMMON AREAS

ARTICLE XIX	SIGNS

ARTICLE XX	HOLDING OVER

ARTICLE XXI	MISCELLANEOUS

Section 21.1	Rules and Regulations
Section 21.2	Transfer of Landlord’s Interest
Section 21.3	Captions; Attachments; Defined Terms
Section 21.4	Landlord Defined
Section 21.5	Entire Agreement
Section 21.6	Severability
Section 21.7	Costs of Suit
Section 21.8	Time
Section 21.9	Counterparts
Section 21.10	Binding Effect; Choice of Law
Section 21.11	Waiver
Section 21.12	Reasonable Consent
Section 21.13	Notices
Section 21.14	Corporate Authority
Section 21.15	Recordation

ARTICLE XXII	RE-ZONING PREMIUM

LEASE
THIS LEASE is entered into as of this 14th day of July, 2006, by and between William C. Moran, individually, and as true and lawful attorney pursuant to power of attorney granted by and for those parties named on Rider attached hereto and made a part hereof (hereinafter “Landlord”), and Midwest Bank and Trust Company (hereinafter “Tenant”), for the term, at the rental and subject to and upon all of the terms, covenants and agreements hereinafter set forth.
ARTICLE I
Premises
     Landlord hereby leases to Tenant and Tenant hereby rents from Landlord those certain Premises comprising approximately 6,292 square feet on the first floor of the Building (as hereinafter defined) as shown on Exhibit “A-l” attached hereto, and 608 square feet on the lower level of the Building as shown on Exhibit “A-2” attached hereto (hereinafter collectively the “Premises”) situated in the Village of Long Grove, County of Lake, State of Illinois. The Premises is a portion of a building containing 25,168 square feet and commonly known as 1190 RFD, Long Grove, Illinois 60047 (herein the “Building”) constructed on real estate legally described on Exhibit “A” attached hereto (herein the “Real Estate”). The total floor area of the Premises as it relates to the total floor area of the Building is 27.41%.
ARTICLE II
Improvements
     Tenant is in possession of the Premises, has been so for a number of years, and accepts the Premises in an “as is” physical condition.
ARTICLE III
Term
     Section 3.1 Term. The term of this Lease shall commence on July 14, 2006 (herein the “Commencement Date”), and shall remain in force for sixty (60) full calendar months thereafter (the “Term”) unless sooner terminated as herein provided.
     Section 3.2 Option to Terminate.
     A. So long as Landlord has not received a Building Permit (defined in Section 3.3 hereinafter) Tenant shall have the option to terminate this Lease by giving written notice thereof to

Landlord, such termination to be effective on or before the 730th day following the date of service of such notice. The right to exercise this option shall be conditioned upon the faithful performance by Tenant of all the covenants and agreements required to be performed by Tenant, including payment of all sums required to be paid to the date of termination of this Lease.
     B. Landlord shall have the option to terminate this Lease by giving written notice thereof to Tenant; such termination to be effective on the 90th day following the date of service of such notice and the simultaneous delivery by Landlord to Tenant of a certificate of occupancy for the New Premises (as hereinafter defined) issued by the Village of Long Grove, Illinois (the “Village”). The right of Landlord to exercise this option shall be conditioned upon:
     (a) the faithful performance by Landlord of all of the covenants and agreements required to be performed by Landlord, and
     (b) construction by Landlord of the New Premises as described in Section 3.3 hereof.
     C. In the event that Tenant and Landlord enter into the New Lease (as defined hereinafter) and in order to construct the New Premises, it is necessary for Landlord to demolish the Building, then Landlord shall have the right to relocate the Tenant as provided in Article XXIII hereinafter.
     D. In the event either Landlord or Tenant elects to terminate this Lease pursuant to the terms of this Section, rent shall be apportioned on a per diem basis and shall be paid to the date of termination.
     Section 3.3 Redevelopment/Construction of New Premises.
     A. Tenant and Landlord acknowledge that it is the intention of the Landlord to redevelop the Real Estate during the term of this Lease, which redevelopment may include the construction of new premises for the Tenant to lease, which new premises may be either a free standing building, an end-cap in a strip of retail stores or ground floor space in a multi-story office/retail/residential building (the “New Premises”). The New Premises (i) shall contain between 3,000 to 4,000 square feet and (ii) will include two (2) drive-in teller lanes. The term of the lease for the New Premises shall be twenty-five (25) years and shall include the following provisions, as well as such other lease provisions that are mutually acceptable to Tenant and Landlord: (a) an option, in favor of Tenant, to terminate the lease at any time after the first five Lease Years (defined hereinafter) of the lease term upon giving the Landlord thereunder at least six (6) full months written notice; provided that if Tenant exercises said termination option, Tenant shall reimburse Landlord for the unamortized cost of the Allowance (defined below) (amortized on a straight line basis over 25 years); (b) the rental at the Prevailing Market Rental Rate (defined hereinafter); (c) two percent (2%) rent increases during each Lease Year of the lease term, the first increase will begin in the fourth (4th) Lease Year; (d) the Landlord’s obligation to build the New Premises shall be in accordance with plans and specifications to be reviewed, and approved, by Tenant; (e) a tenant improvement allowance (the “Allowance”), (f) the Unused Rent Abatement, if any, pursuant to Article XXII hereof, and (g) a time period of at least 90 days after the possession date of the New Premises to allow Tenant to perform its leasehold improvements, fixture and open for business before it is obligated to begin paying rent.

     Tenant acknowledges that as part of the Landlord’s redevelop of the Real Estate during the term of this Lease, the Landlord shall have the right, at the Landlord’s sole cost and expense and without the Tenant’s consent, to change the area, level, location and arrangement of the common areas of the Real Estate; to build multi-story parking facilities and other buildings, or to remove same; to close all or any portion of said common areas or facilities to such extent as may be necessary to perform said redevelopment; to change the area, level, location, arrangement or use of improvements located on the Real Estate, common area or any part thereof; construct other buildings, structures, or improvements on the Real Estate or the common area and making alterations thereof, additions thereto, subtractions therefrom, or rearrangements thereof. Landlord’s rights under this paragraph may be performed so long as same does not materially and adversely impact the ability of the Tenant to conduct its business in the Premises as it is presently conducted and Tenant continues to have the right to park on those portions of the common area that are not being redeveloped.
     B. So long as Tenant has not assigned its interest in this Lease to a third party that is operating the Premises for a use that is not a bank, and once the Landlord has received preliminary approval of a new site plan of the Real Estate from the Village, the Landlord shall submit to Tenant a written offer to lease the New Premises, which offer shall reflect (i) the terms and conditions set forth in paragraph A above, (ii) the Prevailing Market Rental Rate, as determined by Landlord and (iii) shall include a site plan of the Real Estate showing the location of the New Premises (the “Offer”).
     C. So long as the Offer is given to the Tenant by the second (2nd) Tuesday of any month, Tenant shall give written notice to Landlord of whether or not Tenant desires to lease the New Premises pursuant to the Offer within thirty (30) days after receipt of the Offer. If the Offer is given to the Tenant after the second (2nd) Tuesday of any month, Tenant shall give written notice to Landlord of whether or not Tenant desires to lease the New Premises pursuant to the Offer within sixty (60) days after receipt of the Offer.
     If (i) Tenant elects not to exercise its right to lease the New Premises, as set forth in the Offer, (ii) Tenant fails to give written notice within said thirty (30) day period (or sixty [60] day period, as the case may be), or (iii) Tenant fails to execute the New Lease within the time period set forth in subsection D below, then Landlord may thereafter lease the New Premises to a third party at such rental and subject to such terms as it may choose, without further notice to Tenant and free of any right of Tenant (except as set forth in subsection D below), and Landlord shall have the option to terminate this Lease by giving written notice thereof to Tenant; such termination to be effective on the 90th day following the date of service of such notice.
     D. If Tenant delivers written notice to Landlord, under paragraph C above, that Tenant desires to lease the New Premises, Landlord and Tenant shall commence good faith negotiations for a lease for the New Premises and shall enter into a written lease (the “New Lease”) within sixty (60) days of Tenant’s notice under paragraph C above. In the event that Tenant fails to execute the New Lease for said New Premises on or before the expiration of said sixty (60) day period and said failure is not due to the fault of the Landlord, then Landlord shall be free thereafter to lease the New Premises to a third party at such rental and subject to such terms as it may choose, without notice to Tenant and free of any right and liability of Tenant, provided that the rent payable by said third party is no less than ninety (90%) percent of the Prevailing Market Rental Rate. If the rent payable by said third party is less than ninety (90%)

percent of the Prevailing Market Rental Rate, or should the Landlord fail to lease the New Premises within three hundred sixty five (365) days after the date of the Offer, then before executing a lease for the New Premises with a third party, Landlord shall give Tenant another written notice that the New Premises is available for lease (i.e. another offer, consistent with the provisions of Section 3.3 B. hereof) and Tenant shall, once again, have the rights set forth in this Section 3.3.
     If Tenant does not agree with the Landlord’s determination of the Prevailing Market Rental Rate, then, as part of written notice it gives to Landlord pursuant to paragraph C above, Tenant shall advise Landlord of same and during the thirty (30) day period following Tenant’s notice to Landlord, Landlord and Tenant agree to use good faith efforts to arrive at a “Prevailing Market Rental Rate” that is mutually acceptable to each of them. If, during said thirty (30) days, the parties are unable to mutually agree on the amount of said Prevailing Market Rental Rate, then both Tenant and Landlord shall mutually select a third party Illinois real estate leasing broker (the “Third Party Broker”) familiar with the retail leasing market in the Village and surrounding communities area to determine said Prevailing Market Rental Rate. If the parties are unable to mutually agree on said Third Party Broker, then both Tenant and Landlord shall each select an Illinois real estate leasing broker familiar with the retail leasing market in the Village and surrounding communities area and the two brokers shall then select the Third Party Broker to make such determination. The Third Broker’s determination of the Prevailing Market Rental Rate shall be conclusive and binding on both Tenant and Landlord hereunder. Each party shall pay the costs and expenses, if any, of their broker and the cost of the Third Broker shall be shared equally between Tenant and Landlord.
     E. The “Building Permit” shall mean the building permit the Landlord receives from the Village in order to construct the New Premises in accordance with the new lease executed between Tenant and Landlord for the New Premises.
     F. In the event that Tenant and Landlord enter into the New Lease for the New Premises, and Landlord has not elected to relocate the Premises as provided for in Section XXIII hereof, and the New Premises are not available for Tenant’s occupancy before the Term of this Lease expires, Landlord and Tenant shall extend the Term of this Lease for periods of time (each extension to be for a period of at least 90 days) to allow Landlord and Tenant to complete the construction, and fixturing of the New Premises and for Tenant to open for business.
     G. In the event that Tenant and Landlord do not enter into the New Lease for the New Premises, the Term of this Lease shall expire as set forth in Section 3.1 above.
     Section 3.4 Lease Year. The term “Lease Year”, as hereinafter referred to, means a period of twelve (12) consecutive calendar months, commencing on the first day of the month following the Commencement Date. Each succeeding Lease Year shall commence upon the anniversary date of the first Lease Year. The phrase “Lease Term” or “Term of this or the Lease” as used herein shall include all full Lease Years.

ARTICLE IV
Rent
     In consideration of the leasing aforesaid, Tenant agrees to pay to Landlord, without offset or deduction, and without notice or demand, Minimum Rent payable in advance in installments as follows:
     (a) If the Commencement Date is a day other than the first day of a calendar month, then Four Hundred Thirty and 38/100 Dollars ($430.3 8) per diem from the day of the Commencement Date to the last day of the calendar month that the Commencement Date occurs;
     (b) Thirteen Thousand Ninety and 67/100 Dollars ($ 13,090.67) payable on the first day of the calendar month following the date of the Commencement Date, and $13,090.67 on the first day of each succeeding twenty-four (24) full calendar months thereafter.
     (c) Commencing on the first day of the third Lease Year, Minimum Rent shall be payable as follows: $13,090.67 increased by two (2%) percent. Minimum Rent for each succeeding Lease Year shall be increased by two (2%) percent.
     (d) If this Lease terminates on a day other than the last day of a calendar month, Minimum Rent shall be on a per diem calculated on the basis of the monthly Minimum Rent then being paid from the first day of the calendar month in which the Lease terminates to the date of termination.
All rent payable hereunder shall be payable to Landlord or as Landlord may from time to time designate in writing at such place as Landlord may from time to time designate in writing. All payments due from Tenant to Landlord pursuant to this Lease, whether or not denominated “rent,” shall be deemed rent.
Notwithstanding anything to the contrary contained in this Lease, and beginning on the Commencement Date, Tenant shall have the right to abate Minimum Rent, Taxes (as defined hereinafter) and CAM Costs (as defined hereinafter) in the aggregate amount of $200,000.00 (the “Rent Abatement”). In the event that Tenant has not realized the entire amount of the Rent Abatement by the time its obligation to pay rent and additional rent under the New Lease begins, then Tenant shall have the right to apply the unused Rent Abatement (the “Unused Rent Abatement”) against its obligation to pay rent and additional rent (i) under the New Lease or (ii) for the temporary facility, if any, pursuant to Article XXIII hereof.
ARTICLE V
Real Estate Taxes and CAM Costs
     Section 5.1 Tax and Other Charges. Commencing on the Commencement Date, and subject to Section 5.3 hereof, Tenant shall pay to Landlord the following items:

     A. Taxes. Fifty (50%) percent of all taxes and assessments, general and special, and all other impositions, ordinary and extraordinary, of every kind and nature whatsoever which may be levied, assessed or imposed upon the Real Estate (collectively the “Taxes”); provided that Taxes levied against the Real Estate shall be prorated between Landlord and Tenant for the first year of the term hereof as of the Commencement Date. Said Taxes shall be reasonably apportioned in accordance with the total rentable floor area of the Premises as it relates to the total rentable floor area of the Building.
     Upon the sooner to occur of (a) the date another tenant occupies the Building and (b) the first day of the twenty fifth (25th) calendar month following the Commencement Date, the Tenant shall pay Landlord its share of said Taxes as reasonably apportioned in accordance with the total rentable floor area of the Premises as it relates to the total rentable floor area of the Building.
     Tenant’s obligation for Taxes under this subsection A. shall be paid to Landlord on a monthly basis and in an amount reasonably estimated by Landlord (with a reconciliation when the actual real estate tax bill is issued).
     B. Common Area. Subject to the provisions of Section 5.3 hereinafter, and so long as Tenant is the only occupant of the Building, one hundred (100%) percent of the total cost of the following items (“CAM Costs”):
     (i) all insurance premiums for fire, extended coverage, public liability and any other insurance that Landlord deems necessary for the Building and the Real Estate;
     (ii) all costs to operate, maintain and repair the sidewalks, driveways, parking areas, lighting fixtures, utility lines and all landscaping located on the Real Estate, including all snow removal and scavenger costs, including all utility costs therefore; provided that Landlord shall be responsible, at its cost, to replace said items;
     (iii) all costs to operate, maintain and repair the area used in common by the tenants or occupants of the Building, including stairways, hallways, elevators, escalators, lobbies, bathrooms, windows, doors, heating and electrical equipment, air conditioning equipment, plumbing and sprinkler systems, and all utility costs therefore; provided that Landlord shall be responsible, at its cost, to replace said items; and
     (iv) any surcharges or any other costs or expenses levied, assessed or imposed by or at the direction of or resulting from statutes or regulations or interpretations thereof, promulgated by any governmental authority in connection with the use or occupancy of the Premises.
     Upon the request of Tenant, Landlord shall provide to Tenant a list, certified by Landlord to be true and correct, of all such CAM Costs.
     Section 5.2 Payments. Within thirty (30) days after the Commencement Date, Landlord shall submit to Tenant a statement of the anticipated monthly CAM Costs for the period between the Commencement Date and the following December 31st, and Tenant shall pay same on a monthly basis concurrently with the payment of rent. Tenant shall continue to make said monthly payments until notified by Landlord of a change thereof. By March 1st of each calendar year, or as soon as practical thereafter, Landlord shall endeavor to give Tenant a statement showing the total CAM Costs for the prior calendar year and Tenant’s allocable share thereof, prorated, during the first year of the term, from the Commencement Date. In the event the total of the monthly payments which Tenant has made for the prior calendar year is less than Tenant’s actual share of such CAM Costs, then Tenant shall pay the difference in one lump sum within ten (10) days after receipt of such statement from Landlord and shall concurrently pay the difference in monthly payments made in the then calendar year and the amount of monthly payments which are then calculated as monthly CAM Costs based on the prior year’s experience. Any overpayment by Tenant shall be credited towards the monthly CAM Costs next coming due. The actual CAM Costs for the prior year shall be used for purposes of calculating the anticipated monthly CAM Costs for the then current year, with actual determination of such CAM Costs after each calendar year as above provided, except that in any year in which resurfacing of the parking area or driveways is contemplated Landlord shall be permitted to include the anticipated cost of same as part of the estimated monthly CAM Costs. Though the term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s share of said CAM Costs for the year in which this Lease terminates, Tenant shall pay, within ten (10) days after written statement from Landlord to Tenant, any increase due over the estimated CAM Costs previously paid and, conversely, any overpayment made shall be rebated within ten (10) days by Landlord to Tenant. Failure of Landlord to submit statements as called for herein shall not be deemed to be a waiver of Tenant’s requirement to pay sums as herein provided.
     Section 5.3 Tenant to Perform. Until the sooner to occur of (a) the date another tenant occupies the Building and (b) the first day of the twenty fifth (25th) calendar month following the Commencement Date, Tenant, at its sole cost and expense, shall perform the obligations of the Landlord with regard to the operation, maintenance and repair of the Real Estate and Building as set forth in Section 5.1 B. (i) through (iv) above and Tenant, not Landlord, shall pay 100% of all CAM Costs incurred as a result thereof.
     Beginning on the sooner to occur of (a) and (b) above, the Landlord shall perform the obligations with regard to the operation, maintenance and repair of the Real Estate and Building, as set forth in Section 5.1 B. (i) through (iv) above, and the Tenant shall pay Landlord, on a monthly basis and in an amount reasonably estimated by Landlord (with a year end reconciliation) its share of said CAM Costs, which CAM Costs shall be reasonably apportioned in accordance with the total rentable floor area of the Premises as it relates to the total rentable floor area of the Building; provided that from and after the date Landlord takes over the obligation for the operation, maintenance and repair of the Real Estate and Building (as set forth in Section 5.1 B. (i) through (iv) above), Landlord shall have the right to include in said CAM Costs an administrative fee equal to four (4%) percent of the gross rent and charges received by Landlord from all tenants of the Real Estate.
     Notwithstanding anything to the contrary contained in this Lease, the Landlord shall be responsible for all replacement costs with regard to the Real Estate and the Building, except as set forth in Section 8.1 B hereof.

ARTICLE VI
Use
     Section 6.1 Use. Tenant shall use the Premises as a banking facility and related banking businesses and services (herein collectively “Services”). Landlord grants to Tenant the exclusive right on the Real Estate to engage in the Services. Landlord will not lease premises in the Building to other tenants who competitively engage in the Services. The exclusive use granted herein includes insurance, accounting, stock brokerage and related financial services.
     Section 6.2 Suitability. Tenant represents that it has no knowledge of any defect in the premises or of repair needed in the premises. Tenant acknowledges that Landlord has not agreed to undertake any modification, alteration or improvement to the Premises.
     Section 6.3 Uses Prohibited.
     A. Tenant agrees that it will not use or permit any person to use the Premises for any use or purpose in violation of any governmental law or authority and that Tenant shall at its sole cost and expense promptly comply with all laws, statutes, ordinances and governmental rules, regulations and requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted affecting the condition, use or occupancy of the Premises, excluding structural changes not relating to or affecting the condition, use or occupancy of the Premises, or not related to or affected by Tenant’s improvements or acts. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between Landlord and Tenant.
     B. Tenant shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which will in any way increase the existing rate or affect any fire or other insurance coverage on the Premises (and Tenant shall pay any increased insurance premium as a result of such use or acts), or cause a cancellation of any insurance policy covering the Premises, nor shall Tenant sell or permit to be kept, used or sold in or about the Premises any articles which may be prohibited by a standard form policy of fire insurance.
     C. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building, or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or allow to be committed any waste in or upon the Premises. Tenant shall keep the Premises in a clean and wholesome condition, free of any objectionable noises, odors or nuisances.
     D. Tenant agrees as follows: (1) that no hazardous or toxic substances, within the meaning of any applicable governmental statutes, regulations, ordinances and laws, will be stored or otherwise located on the Premises except as hereinafter provided; (2) that at all times during the term of this Lease, all hazardous or toxic substances, within the definition of any applicable governmental statutes, regulations, ordinances and laws, which may be used by Tenant, or any of Tenant’s employees, agents, representatives of anyone acting for or on behalf of Tenant for any purpose upon the Premises shall be used or stored thereon only in a safe, approved manner, in accordance with all industrial standards and all statutes, regulations, ordinances and laws for such storage promulgated by any governmental authority; and that no such storage or use will otherwise be allowed on the Premises which will cause, or which will increase the likelihood of causing, the release of such substances onto the Premises; and (3) that Tenant shall promptly notify Landlord as soon as Tenant knows or suspects that a toxic or hazardous substance has been released on the Premises.
          E. Tenant represents to Landlord that as of the Commencement Date of this Lease, the Building and Real Estate is in full compliance with the Americans with Disabilities Act (42 U.S.C. § 12101 et. seq.) and the regulations and Accessibility Guidelines for Buildings and Facilities issued pursuant thereto (“ADA”). Any future changes to the Building and/or the Real Estate that are required pursuant to ADA shall be performed by Landlord at its sole cost and expense.
ARTICLE VII
Utilities
     So long as Tenant is the only occupant of the Building, Tenant agrees to pay 100% of all water, gas, telephone, power and electric current and all other utilities supplied to the Building and Real Estate. Upon the date that another tenant occupies a portion of the Building, Tenant shall pay its share of said utilities as reasonably apportioned in accordance with the total rental area of the Premises as it relates to the total rentable floor area of the Building.
ARTICLE VIII
Maintenance and Repairs;
Alterations and Additions; Fixtures
     Section 8.1 Maintenance and Repairs.
     A. Repairs by Landlord. Landlord at its expense shall repair, replace and maintain the structural portion of the Premises, including but not limited to exterior walls, roof and structural portions of the Premises and the Building unless such repair, replacement and maintenance is caused in whole or in part by the neglect, fault or omission of Tenant, its agents, employees or invitees, or by unauthorized breaking and entering, in which event Tenant shall pay to Landlord the cost of such repair, replacement and maintenance. Landlord shall have no obligation to repair, replace or maintain until a reasonable time after the receipt by Landlord of notice of the need for repair, replacement or maintenance. Unless otherwise specifically provided in this Lease, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, replacement or improvements in or to any portion of the Premises or the Building.
     B. Maintenance by Tenant. Tenant shall, at its sole cost and expense, maintain, repair and replace in good order and condition the interior, non-structural portions of the Premises, including all windows, plate glass and doors of the Premises.

     C. Tenant’s Failure to Maintain. In the event Tenant fails to maintain the Premises in good order, condition and repair, Landlord shall give Tenant notice to do such acts as are reasonably required so to maintain the Premises. In the event Tenant fails promptly to commence such work or diligently prosecute the same to completion, Landlord may but is not obligated to do such work and expend such funds at the expense of Tenant as are reasonably required to perform such work. If Landlord elects to do such work, at all times an agent or representative of Lessee must be on the Premises.
     D. Condition Upon Expiration of Term. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises in good condition, broom clean, ordinary wear and tear and damage by causes beyond the reasonable control of Tenant only excepted.
     Section 8.2 Alterations and Additions.
     A. Landlord’s Consent Required. Tenant shall not make any alterations or additions to the Premises without Landlord’s prior written consent. All alterations, additions, and improvements made by Tenant to or upon the Premises, other than removable trade fixtures, shall when made or installed be deemed to have attached to the freehold and to have become the property of Landlord; provided, however, if prior to termination of this Lease, Landlord so directs by written notice to Tenant, Tenant shall promptly remove the additions, improvements, fixtures, trade fixtures and installations which were placed in the Premises by Tenant and which are designated in said notice and shall repair any damage occasioned by such removal and in default thereof Landlord may effect said removal and repairs at Tenant’s expense.
     B. Prior Notice to Landlord. Before commencing any alteration, addition, or improvement in or about the Premises, the cost of which is reasonably expected to exceed Twenty-five Thousand and no/100 Dollars ($25,000.00), Tenant shall notify Landlord in writing of the expected date of commencement thereof. No alteration, addition or improvement to the Premises shall be commenced by Tenant until Tenant has furnished Landlord with a satisfactory certificate from an insurance company acceptable to Landlord evidencing workman’s compensation coverage and insurance coverage in amounts reasonably satisfactory to Landlord and protecting Landlord against public liability and property damage to any person or property on or off the Premises arising out of and during the making of such alteration, addition or improvement. Any alteration, addition or improvement by Tenant hereunder shall be done in a good and workmanlike manner in compliance with all applicable governmental law, statute, ordinance or regulation.
     C. No Liens. Tenant shall not do any act which shall in any way encumber the title of Landlord in and to the Premises or the Building nor shall any interest or estate of Landlord in the Premises or the Building be in any way subject to any claim by way of lien or encumbrance, whether by operation of law or by virtue of any express or implied contract by Tenant and any claim to or lien upon the Premises or the Building arising from any act or omission of Tenant shall accrue only against the leasehold estate of Tenant and shall in all respects be subject and subordinate to the paramount title and rights of Landlord in and to the Premises. Tenant will not permit the Premises to become subject to any mechanics’, laborers’ or materialmen’s lien on account of labor or material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed on the Premises by or at the direction or sufferance of Tenant.

ARTICLE IX
Entry by Landlord
     Landlord, its agents and employees, upon 48 hours’ prior written request, may enter the Premises at reasonable times, but only during the time that the banking facility is open for business and only when accompanied by Tenant, its agent or representative, for the purpose of exhibiting the same to prospective purchasers or tenants. Tenant hereby grants to Landlord such licenses or easements in and over the Premises or any portion thereof as shall be reasonably required to make such repairs, replacements or improvements to the Premises as Landlord may from time to time determine to be necessary.
     Landlord, its agents and representatives, shall have free access to the Premises during all reasonable hours, but only during the time that the banking facility is open for business, for the purpose of examining the same to ascertain if it is in good repair and to make reasonable repairs, replacements or improvements which Landlord may be required or permitted to make hereunder.
ARTICLE X
Indemnity
     Section 10.1 Indemnity. Tenant shall indemnify and hold harmless Landlord from and against any and all claims arising from Tenant’s use of the Premises or the conduct of its business in the Premises or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises, and shall further indemnify and hold Landlord harmless from and against any and all claims arising from any breach or negligence of Tenant or any of its agents, employees, guests or invitees, and from and against all costs, reasonable attorney’s fees, expenses and liabilities incurred in or about any such claim or any action or proceeding brought thereon, and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense by counsel chosen by Tenant and reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause other than Landlord’s negligence or misconduct, and Tenant hereby waives all claims in respect thereof against Landlord.
     Section 10.2 Exemption of Landlord from Liability. Except for the negligence or misconduct of Landlord and to the extent permitted by law, Landlord shall not be liable for injury or damage which may be sustained by the person or property of Tenant, its employees, invitees or customers, or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water or rain, which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, whether the damage or injury results from conditions arising upon the Premises.

ARTICLE XI
Insurance
     Tenant shall, at Tenant’s expense, obtain and keep in force during the term of this Lease a policy of comprehensive public liability insurance insuring Landlord, Tenant and any mortgagee or trustee under a mortgage or trust deed on the Building against any liability arising out of the ownership, use, occupancy or maintenance of the Premises in a combined single limit of not less than $2,000,000 for bodily injury and/or property damage. The limits of such insurance shall not limit the liability of Tenant hereunder. During the term of this Lease, Landlord shall have the right to require Tenant to carry such other insurance as is normally and customarily carried by tenants occupying premises similar to the Premises and/or increase the comprehensive liability insurance limits in such reasonable amounts as Landlord may from time to time require. Tenant may provide this insurance under a blanket policy.
     Consistent with Section 5.3 hereof, and until another tenant occupies the Building, Tenant shall, at Tenant’s expense, obtain and keep in force during the term of this Lease a policy of Special Causes of Loss Property Insurance on the Building with such other coverages and endorsements deemed advisable by Landlord, for the full insurable value thereof, with such deductibles as Landlord deems advisable. Tenant may provide this insurance under a blanket policy.
     Tenant shall, at Tenant’s expense, obtain and keep in force during the term of this Lease a policy of Special Causes of Loss Property Insurance on Tenant’s merchandise, trade fixtures, furnishings, equipment, personal property, improvements or betterments) for the full insurable value thereof. Tenant may provide this insurance under a blanket policy or may self insure this risk.
     Tenant shall name Landlord, and any mortgagee or trustee under a mortgage or trust deed on the Building, on said policies. If Tenant shall fail to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain same, but at the expense of Tenant, in such event Tenant shall reimburse Landlord for the cost of such insurance within five (5) days of notice of the cost by Landlord to Tenant. All insurance required hereunder shall be in companies reasonably acceptable to Landlord. Tenant shall deliver to Landlord, contemporaneously with the execution hereof, copies of such policies or certificates evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Landlord. No policy shall be cancellable or subject to reduction of coverage without thirty (30) days’ prior written notice to Landlord. All such policies shall be written as primary policies not contributing with and not in excess of coverage which Landlord may carry.

ARTICLE XII
Damage or Destruction
     In the event the Premises are damaged by fire, or other perils covered by extended coverage insurance, Landlord agrees forthwith to repair them, and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate reduction of the Minimum Rent from the date of damage and while such repairs are being made, such proportionate reduction to be based upon the extent to which the damage and making of such repairs shall reasonably interfere with the business carried on by Tenant in the Premises. If the damage is due to break in, robbery or the fault or neglect of Tenant, its agents or employees, there shall be no abatement of rent.
     Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any repairs or replacements of any leasehold improvements, fixtures, or other personal property of Tenant.
ARTICLE XIII
Condemnation
     If twenty-five (25%) percent or more of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, either party hereto shall have the right, at its option, within sixty (60) days after such taking or appropriation, to terminate this Lease upon thirty (30) days’ written notice to the other. If any part of the Premises are so taken (and neither part elects to terminate as herein provided), the Minimum Rent thereafter to be paid shall be equitably reduced. Neither Landlord nor Tenant shall have any rights in or to any award made to the other by the condemning authority, and Tenant shall have the right, at it own cost and expense, to prove and obtain a separate claim for any damages resulting from such condemnation, including for the loss or damage to Tenant’s trade fixtures and personal property and for damages for loss of use of the Premises and/or interruption of Tenant’s business and moving expenses incurred as a result of such condemnation. But Tenant shall not have a right of recovery for any loss of its lease or any fee interest in the property.
ARTICLE XIV
Assignment and Sublease
     Tenant shall not voluntarily or by operation of law assign, transfer, mortgage or otherwise encumber all or any part of Tenant’s interest in this Lease or in the Premises, and shall not sublet all or any part of the Premises, without the prior written consent of Landlord in each instance, and any attempted assignment, transfer, mortgage, encumbrance, subletting or license without such consent shall be wholly void. Notwithstanding the foregoing, Tenant may assign this Lease or sublet all or any part of the Premises subject to the following conditions: (1) the net worth of such assignee or sublessee shall be equal to or more than that of Tenant; (2) that Tenant at such time is not in default hereunder; and (3) that Tenant and assignee or sublessee shall execute an instrument wherein said assignee or sublessee fully assumes all of the obligations and liabilities imposed upon Tenant.

     No such subletting or assignment shall act to relieve Tenant of any of its obligations to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder, unless the Landlord consents to release Tenant from liability. Consent to one assignment, subletting or other transfer shall not be deemed to constitute consent to any subsequent assignment, subletting or other transfer.
     Notwithstanding anything to the contrary contained in this Article XIV, a transfer of this Lease shall not include, nor shall the consent of Landlord be necessary for an assignment, transfer or sublease (of 100% of the Premises) of this Lease or Tenant’s interest in the Premises if the transferee is:
(a)	an affiliate or subsidiary of Tenant;

(b)	Tenant’s parent corporation;

(c)	a subsidiary of Tenant’s parent corporation; or

(d)	an entity that is the successor to Tenant by way of reorganization, merger, consolidation, sale of assets or a controlling interest in stock;
     (all of such transferees are individually referred to hereinafter as “corporate transferee”) so long as (i) Tenant is not in default (beyond any applicable cure period) of this Lease, (ii) Tenant gives Landlord notice of such transfer, (iii) Tenant remains liable under the Lease (except to extent relieved by operation of law), and (iv) the use of the Premises remains the same.
ARTICLE XV
Waiver of Subrogation
     Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss insured (or required to be insured under this Lease) by fire, extended coverage and other property insurance policies existing for the benefit of the respective parties. Each party shall obtain from its insurer said waivers and shall secure any special endorsements if required by its insurer to comply with this provision.
ARTICLE XVI
Subordination; Attornment; Estoppel; Quiet Enjoyment
     Section 16.1 Subordination. The rights and interest of Tenant under this Lease shall be subject and subordinate to any mortgage or trust deed that may hereafter be placed upon the Building or Real Estate and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof, if the mortgagee or trustee named in said mortgage or trust deed shall elect to subject and subordinate the rights and interest of Tenant under this Lease to the lien of its mortgage or trust deed. If the mortgagee or trustee named in said mortgage or trust deed so elects to subject and subordinate the rights and interest of Tenant under this Lease to the lien of its mortgage or trust deed, such subordination shall be upon the express condition that the validity of this Lease shall be recognized by said mortgagee or trustee and that notwithstanding any default, foreclosure or other action claimed or action taken by said mortgagee or trustee, Tenant shall not be named as a defendant and Tenant’s possession and right of use under this Lease in and to the Premises shall not be disturbed unless and until Tenant shall breach any of the provisions under this Lease and this Lease or Tenant’s right to possession hereunder shall have been terminated in accordance with the provisions of this Lease. Any mortgagee or trustee may elect to give the rights and interest of Tenant under this Lease priority over the lien of its mortgage or trust deed. In the event of either such election and upon notification by such mortgagee or trustee to Tenant to that effect, the rights and interest of Tenant under this Lease shall be deemed to be subordinate to, or to have priority over, as the case may be, the lien of said mortgage or trust deed, whether this Lease is dated prior to or subsequent to the date of said mortgage or trust deed. Tenant shall execute and deliver whatever instruments may be reasonably required for such purposes.
     Section 16.3 Quiet Enjoyment. Upon paying the rent reserved herein and observing and performing all of the provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises during the entire term of this Lease.
     Section 16.4 Estoppel Certificate. Within ten (10) days after request therefor by Landlord or in event that upon any sale, assignment, or hypothecation of the Premises and/or the Real Estate by Landlord an estoppel certificate shall be required from Tenant, Tenant agrees to deliver a certificate to any proposed mortgagee or purchaser, or to Landlord, certifying that this Lease is unmodified and in full force and effect (or if modified, that the same is in full force and effect as modified, and stating the modifications), that there are no defenses or offsets thereto (or stating those claimed by Tenant), the dates to which rent have been paid, and such other reasonable matters as Landlord or other such party shall request.
ARTICLE XVII
Default; Remedies
     Section 17.1 Default. The occurrence of any of the following shall constitute a default and breach of this Lease by Tenant:
     A. Any failure by Tenant to pay the rent or any other monetary sums required to be paid hereunder where such failure continues after ten (10) days’ notice by Landlord to Tenant;
     B. The abandonment or vacating of the Premises by Tenant for a period in excess of thirty (30) days;
     C. A failure by Tenant to observe or perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant, provided, however, that if the nature of the default is such that the same cannot reasonably be cured within said thirty (30) day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecutes the same to completion;
     D. The making by Tenant of any general assignment or general arrangement for the benefit of creditors, the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within sixty (60) days; or the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within sixty (60) days.
     Section 17.2 Remedies. In the event of any such default or breach by Tenant, Landlord may at any time thereafter, in addition to any right or remedy at law or in equity which Landlord may have by reason of such default or breach:
     A. Terminate this Lease and Tenant’s right of possession to the Premises, and recover all damages to which Landlord is entitled under law, specifically including, without limitation, rent for the balance of the term, all Landlord’s expenses of reletting (including repairs, alterations, improvements, additions, decorations, legal fees and brokerage commissions); or
     B. Terminate Tenant’s right of possession to the Premises without terminating this Lease, in which event Landlord shall use its best efforts to relet the Premises, or any part thereof for the account of Tenant, for such rent and term and upon such terms and conditions as are acceptable to Landlord.
     For purposes of such reletting, Landlord is authorized to decorate, repair, alter and improve the Premises to the extent reasonably necessary. If the Premises are relet and a sufficient sum not be realized therefrom after payment of all Landlord’s expenses of reletting (including repairs, alterations, improvements, additions, decorations, legal fees and brokerage commissions) to satisfy the payment when due of rent reserved under this Lease for each such monthly period, or if, after Landlord attempts to mitigate its damages, the Premises have not been relet, Tenant shall pay any such deficiency monthly. Tenant agrees that Landlord may file suit to recover any sums due to Landlord hereunder from time to time and that such suit or recovery of any amount due Landlord hereunder shall not be a defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord. In the event Landlord elects, pursuant to this section, to terminate Tenant’s right of possession only without terminating this Lease, Landlord may, at Landlord’s option, enter into the Premises, remove Tenant’s signs and other evidences of tenancy, and take and hold possession thereof; provided, such action shall not terminate this Lease or release Tenant, in whole or in part, from Tenant’s obligation to pay the rent reserved hereunder for the term or from any other obligation of Tenant under this Lease. Any and all property which may be removed from the Premises by Landlord pursuant to the authority of the Lease or of law, to which Tenant is or may be entitled, may be handled, removed or stored by Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord’s possession or under Landlord’s control. Any such property of Tenant not retaken from storage by Tenant within sixty (60) days after the end of the term, however terminated, shall be conclusively presumed to have been conveyed by Tenant to Landlord under this Lease by bill of sale without further payment or credit by Landlord to Tenant. Any default by Tenant of any term or condition hereof other than the payment of sums due hereunder may be restrained or enforced by injunction.

     Section 17.3 Default by Landlord. Landlord shall not be in default unless Landlord fails to perform obligations required of it within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or trust deed covering the Premises if such name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.
ARTICLE XVIII
Common Areas
     Section 18.1 Landlord reserves the right, at its sole cost and expense, to change the entrances, exits, and locations of all common areas of the Real Estate, provided that except for the redevelopment of the Real Estate, as contemplated in Section 3.3 hereof, no such modifications or changes shall materially reduce the total amount of the common areas and shall not change Tenant’s right of ingress and egress to and from the Premises.
     Section 18.2 Subject to Section 5.3 hereof, Landlord shall keep said common areas in a neat, clean and orderly condition and shall repair any damage to the facilities thereof, but all expenses in connection with said common areas shall be charged and prorated in the manner as set forth in Article V above.
     Section 18.3 Tenant, for the use and benefit of Tenant, its agents, employees, customers, and licensees, shall have the non-exclusive right in common with Landlord and other present and future owners and tenants of the Building and their respective agents, employees, customers, licensees and subtenants, to use said common areas during the entire term of this Lease.
     Section 18.4 Tenant, in the use of said common areas, agrees to comply with such reasonable rules and regulations as Landlord may adopt from time to time for the orderly and proper operation of said common areas.
ARTICLE XIX
Signs
     During the term of this Lease, Tenant may maintain its existing signs on the Real Estate or replace said signs with like sized signs at the same locations. Tenant may affix and maintain, upon the exterior walls of the Premises, the Building and the Real Estate, such signs as exist as of the Commencement Date and shall not place any additional signs on the Real Estate or the Premises without first having received the written approval of Landlord as to type, size, color and location. Tenant may not affix any sign to the roof of the Building.

ARTICLE XX
Holding Over
     If Tenant retains possession of the Premises or any part thereof after termination of the term by lapse of time or otherwise, Tenant shall pay Landlord as monthly rent during the period that Tenant so holds over, a Minimum Rent equal to double the Minimum Rent paid by Tenant during the calendar month preceding the termination of the Lease for each month or part thereof that Tenant thus remains in possession, and in addition thereto, Tenant shall pay Landlord all and other charges due from Tenant as well as all damages sustained by reason of Tenant’s retention of possession. The provisions of this paragraph do not exclude the Landlord’s right of re-entry or any other right hereunder. Landlord may treat any Tenant hold over as a default, herein.
ARTICLE XXI
Miscellaneous
     Section 21.1 Rules and Regulations. Tenant shall faithfully observe and comply with the rules and regulations that Landlord shall from time to time reasonably promulgate and/or modify. Landlord shall not be responsible to Tenant for the non-performance of any of said rules and regulations by any other tenants or occupants of the Building.
     Section 21.2 Transfer of Landlord’s Interest/Successors and Assigns. In the event of a sale or conveyance by Landlord of Landlord’s interest in the Real Estate, other than a transfer for security purposes only, then so long as the successor assumes all of Landlord’s obligations under this Lease, including, but not limited to, the obligations set forth in Section 3.3 and Articles XXII and XXIII hereof, Landlord shall be relieved of all obligations and liabilities accruing thereafter on the part of Landlord provided that any funds in the hands of Landlord at the time of transfer in which Tenant has an interest shall be delivered to Landlord’s successor.
     Except as otherwise expressly provided, all provisions of this Lease (including the obligations set forth in Sections 3.3 and Article XXII hereof) shall be binding upon and shall inure to the benefit of the parties hereto, their legal representatives, successors and assigns.
     Section 21.3 Captions; Attachments; Defined Terms. The captions of the paragraphs of this Lease are for convenience only and shall not be deemed to be relevant in resolving any question of interpretation or construction of any section of this Lease. Exhibits attached or affixed hereto are deemed a part of this Lease and are incorporated herein by reference.
     Section 21.4 Landlord Defined. The term “Landlord” shall mean only the owner or owners at the time in question of the fee title of the Premises or the Building. The obligations contained in this Lease to be performed by Landlord shall be binding on Landlord’s successors and assigns only during their respective periods of ownership.
     Section 21.5 Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant relative to the Premises and supersedes any prior agreements or representations, whether written or oral. This Lease may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. This Lease shall not be effective or binding on any party until fully executed by both parties hereto.
     Section 21.6 Severability. If any provision of this Lease shall be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.
     Section 21.7 Costs of Suit. If Tenant or Landlord shall bring any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of rent or possession of the Premises, the losing party shall pay the successful party a reasonable sum for attorneys’ fees which shall be deemed to have accrued on the commencement of such action and shall be paid whether or not such action is prosecuted to judgment.
     Section 21.8 Time. Time is of the essence of this Lease and each and every provision hereof.
     Section 21.9 Counterparts. This Lease may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     Section 21.10 Binding Effect; Choice of Law. The parties hereto agree that all the provisions hereof are to be construed as both covenants and conditions as though the words importing such covenants and conditions were used in each separate paragraph hereof, and all rights and remedies of the parties shall be cumulative and non-exclusive of any other remedy at law or in equity. This Lease shall be governed by the laws of the State of Illinois.
     Section 21.11 Waiver. No covenant, term or condition or the breach thereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed, and any waiver or the breach of any covenant, term or condition shall not be deemed to be a waiver of any covenant, term or condition. Acceptance by Landlord of any performance by Tenant after the time the same shall have become due shall not constitute a waiver by Landlord of the breach of default of any covenant, term or condition unless otherwise expressly agreed to by Landlord in writing.
     Section 21.12 Reasonable Consent. Wherever in this Lease Landlord or Tenant is required to give its consent or approval to any act or on the part of the other, such consent or approval shall not be unreasonably withheld.
     Section 21.13 Notices. Any notice or other communication required, desired or permitted under this Agreement sent by a party hereto shall be in writing and shall be delivered personally or by facsimile transfer or sent by a recognized overnight courier service or by United States registered or certified mail, return receipt requested, postage prepaid, and addressed to the parties hereto or to the attorneys for the parties hereto at their respective addresses set forth below, and the same shall be effective (a) upon receipt or refusal if delivered personally; (b) upon receipt if delivered by facsimile transfer; (c) upon one (1) business day after depositing with such an overnight courier service; or (d) upon two (2) business days after deposit in the mail if mailed. A party may change its address for receipt of notices by service of a notice of such change in accordance herewith.

If intended for Tenant:	Midwest Bank and Trust Company
501 W. North Avenue
Melrose Park, Illinois 60160
Attn: Bruno P. Costa
Executive Vice President
Fax: 708/865-0644

If intended for Landlord:	William C. Moran
c/o Moran and Associates
1333 N. Kingsbury, Suite 101
Chicago, Illinois 60622
Fax: 312/787-7428
     Section 21.14 Corporate Authority. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with the By-laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.
     Section 21.15 Recordation. Either Landlord or Tenant may record this Lease or a memorandum of this Lease, which memorandum shall contain reference to the Re-Zoning Premium, as set forth in Article XXII below, as well as any other provision of this Lease that Tenant, or Landlord, reasonably requests be included in the memorandum.
ARTICLE XXII
Re-Zoning Premium
     During the Term of this Lease, Tenant acknowledges that Landlord shall have the right to seek Village approval to re-zone the Real Estate (the “Re-Zoning”) to permit the construction thereon of (i) 85,000 square feet or more of leasable (“GLA”) retail space (the “Retail Project”) or (ii) a multi-story office/retail/residential building (the “Mixed Use Project”). During the Re-Zoning process, Tenant shall cooperate with the Landlord and shall execute and deliver such documents and instruments as are reasonably necessary to implement said re-zoning, and to otherwise act favorably toward Landlord during said Re-Zoning process.
     If, within three (3) years of the date of this Lease, the Village re-zones the Real Estate for the Landlord’s Retail Project, and said Retail Project contains 85,000 square feet or more of retail GLA, then Landlord shall pay Tenant the sum of $500,000.00 (the “Re-Zoning Premium”) within thirty (30) days of the date the re-zoning becomes law pursuant to the Village; provided that if the Retail Project contains less than 85,000 square feet of retail GLA, then the Re-Zoning Premium shall be reduced, pro rata. For example, if the Retail Project is 42,500 square feet of retail GLA, then the Re- Zoning Premium shall be $250,000.00.
     If, within three (3) years of the date of this Lease, the Village re-zones the Real Estate for the Landlord’s Mixed Use Project, and said Mixed Use Project contains 85,000 square feet or more of either residential and/or retail GLA, then Landlord shall pay Tenant the sum of $500,000.00 (the “Re-Zoning Premium”) within thirty (30) days of the date the re-zoning becomes law pursuant to the

Village; provided that if the Mixed Use Project contains less than 85,000 square feet of either residential and/or retail GLA, then the Re-Zoning Premium shall be reduced, pro rata. For example, if the Mixed Use Project is 42,500 square feet of, in the aggregate, residential and retail GLA, then the Re-Zoning Premium shall be $250,000.00.
     If the Village re-zones the Real Estate for the Landlord’s Retail Project or Mixed Use Project after the expiration of three (3) years from the date of this Lease, the Landlord shall not owe the Tenant any Re-Zoning Premium.
     If, at any time, the Village re-zones the Real Estate for office purposes only, the Landlord shall not owe the Tenant any Re-Zoning Premium.
ARTICLE XXIII
Relocation
     In the event that Tenant and Landlord enter into the New Lease and in order to construct the New Premises, it is necessary for Landlord to demolish the Building, then Landlord shall have the right to relocate the Tenant to another temporary ground level location either (i) on the Real Estate, or (ii) within a one mile radius of the Real Estate. In the event the Landlord exercises its right to relocate the Tenant, as provided for herein, it shall give the Tenant at least sixty (60) days prior written notice and shall provide the Tenant with a temporary ground level facility within which Tenant can conduct its business, which temporary ground level facility (a) may be a ground level trailer or other temporary ground level building, in-line or out parcel retail space in a shopping center or other business area and (b) shall include sufficient parking spaces, all of which will comply with local law.
     In the event Landlord elects to relocate the Tenant to a temporary ground level facility, the Landlord will pay the actual and direct, out-of-pocket, reasonable expenses of Tenant in moving from the Premises to the temporary ground level facility and shall improve the temporary ground level facility so that Tenant can conduct its businesses therein, on a temporary basis. Minimum Rent for the temporary ground level facility shall be the lesser of (i) the rental cost Landlord is obligated to pay to a third party in order to provide the temporary ground level facility to Tenant or (ii) the Minimum Rent payable under this Lease and Landlord and Tenant shall execute an amendment to this Lease confirming the relocation within thirty (30) days after either party shall request same.
     Notwithstanding anything to the contrary contained herein, in no event shall Tenant be obligated to vacate the Premises, and relocate to the temporary ground level facility until said temporary ground level facility is improved, in Tenant’s reasonable judgment, so that Tenant can conduct its businesses therein, on a temporary basis.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date and year first above written.

LANDLORD:		TENANT:

William C. Moran, individually and as true and lawful attorney pursuant to power of attorney granted by and for those parties named on Rider attached hereto and made part hereof		Midwest Bank and Trust Company

By:	/s/ [ILLEGIBLE]	By:	/s/ Bruno P. Costa
Its:			Bruno P. Costa
Executive Vice President

Address:		Address:
c/o Moran and Associates		501 W. North Avenue
1333 N. Kingsbury, Suite 101		Melrose Park, Illinois 60160
Chicago, Illinois 60622		Attn:	Bruno P. Costa
Executive Vice President
Fax: 312/787-7428		Fax:	708/865-0644